UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2013

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue South, Suite 120

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01               NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 24, 2013, Granite City Food & Brewery Ltd. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) that the NASDAQ Hearings Panel (the “Panel”) had affirmed the determination of the Listing Qualifications Staff to delist the Company’s shares from NASDAQ, and that trading in the Company’s shares would be suspended effective at the open of business on Friday, April 26, 2013. The Company was also notified that NASDAQ will complete the delisting of the Company’s shares by filing a Form 25 Notification of Delisting with the Securities Exchange Commission (the “SEC”).

As previously disclosed pursuant to Item 3.01(a) and (b) of Form 8-K in Item 9B of the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2013, we notified NASDAQ on March 20, 2013 that, as of  December 25, 2012, the Company was not in compliance with NASDAQ’s $2.5 million shareholders’ equity requirement for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1). Given our history of non-compliance, on March 20, 2013, we received notice from NASDAQ Listing Qualifications that trading in the Company’s common stock would be suspended at the open of business on April 1, 2013, and removed from listing thereafter, unless we appealed such determination on or before March 27, 2013. Accordingly, we requested a hearing before the Panel and appeared before the Panel at a hearing on April 18, 2013.

A copy of the press release announcing receipt of the Hearing Panel’s determination is attached as Exhibit 99 hereto and incorporated by reference to this Item 3.01.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: April 24, 2013	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, dated April 24, 2013.